CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
                     REPORTS FIRST QUARTER FINANCIAL RESULTS

New York, NY - May 12, 2003 - Charter Municipal Mortgage Acceptance Company ("CharterMac" or the "Company") (AMEX: CHC) today announced financial results for the first quarter ended March 31, 2003.

Financial Highlights

For the three months ended March 31, 2003, CharterMac had net income applicable to shareholders of approximately $16.5 million. CharterMac's net income applicable to shareholders for the three months ended March 31, 2003, represents a decrease of approximately 6.1% as compared to net income applicable to shareholders of approximately $17.6 million for the three months ended March 31, 2002. On a diluted per share basis, net income applicable to shareholders was $0.37 for the three months ended March 31, 2003, representing a decrease of approximately 17.8% as compared to net income applicable to shareholders of $0.45 per share for the three months ended March 31, 2002. The decrease in net income and net income per share for the three months ended March 31, 2003, as compared to the three months ended March 31, 2002, is mostly attributable to a decline in gains on repayments of revenue bonds and a reduction in participating interest related to the repayment of revenue bonds.

For the three months ended March 31, 2003, CharterMac's Cash Available for Distribution ("CAD") applicable to shareholders, a measure of dividend paying capability, was approximately $16.2 million, representing an increase of approximately 14.1% as compared with approximately $14.2 million for the three months ended March 31, 2002. On a diluted per share basis, CAD applicable to shareholders was $0.36 for the three months ended March 31, 2003, equal to the $0.36 for the three months ended March 31, 2002.

For the three months ended March 31, 2003, CharterMac had total revenues of approximately $31.9 million. CharterMac's total revenues for the three months ended March 31, 2003, represent an increase of approximately 10.8% as compared to total revenues of approximately $28.8 million for the three months ended March 31, 2002.

CharterMac's present quarterly dividend on an annualized basis is $1.30 per share, which represents a 6.7% yield based upon the $19.50 per share closing price on May 9, 2003. Assuming the Company's income during the year continues to be approximately 96% exempt from Federal income tax and a shareholder is in a 38.6% tax bracket, the taxable equivalent yield would be approximately 10.7%.

Portfolio Activity

"Due to the seasonal nature of our industry, and similar to prior years, the first quarter tends to be CharterMac's slowest from a revenue bond originations standpoint," said Stuart J. Boesky, President and Chief Executive Officer of CharterMac. "Consequently, during the first quarter of 2003, CharterMac did not acquire any revenue bonds. Subsequent to the close of the first quarter, CharterMac has acquired ten revenue bonds totaling $44.4 million, secured by 853 multifamily units. Our pipeline remains solid, and we are confident that CharterMac will reach its revenue bond originations goal for 2003."

In addition, during the first quarter, two revenue bonds in CharterMac's portfolio were repaid. In conjunction with the repayments, CharterMac received net proceeds of approximately $18.9 million. The carrying value of the two revenue bonds was approximately $19.4 million, resulting in a loss of approximately $412,000.

PW Funding Originations

CharterMac's subsidiary, PW Funding Inc. ("PWF") originated approximately $128 million of loans during the three months ended March 31, 2003. As of March 31, 2003, PWF serviced a loan portfolio of approximately $3.3 billion.

Capital Markets Activity

On March 31, 2003, the Company closed a $75 million Secured Revolving Tax-Exempt Bond Warehouse Line of Credit with Fleet National Bank and Wachovia Bank, N. A. The facility has a term of two years, with the possibility of a one-year extension at the Company's option. The Company's interest rate on the facility is floating and is based on the London Inter-Bank Offer Rate ("LIBOR") plus 1.50% or the Prime Rate plus 0.25%. Drawings under the line can be repaid at any time without penalty.

In addition, on April 1, 2003, the Company closed a $100 million bond securitization transaction with the sale of Tax-Exempt Multifamily Housing Trust Certificates Series 2003A (the "Trust") through Merrill Lynch, Pierce, Fenner & Smith Incorporated. Pursuant to the terms of the Trust, the Company contributed 19 fixed-rate, tax-exempt multifamily housing and senior housing revenue bonds totaling approximately $196.8 million in aggregate principal into a trust, out of which was sold $100.0 million in Class A Certificates to various institutional investors. The Class A Certificates bear interest at the fixed rate of 3.25% per annum for two years. A wholly-owned indirect subsidiary of CharterMac retained the subordinated Class B Certificates totaling approximately $96.8 million, and CharterMac has agreed that it will hold the Class B Certificates until the Trust is terminated.

Management Conference Call

Management will conduct a conference call today to review the Company's first quarter financial results for the period ended March 31, 2003. The conference call is scheduled for 11:00 a.m. Eastern Time. Callers will be invited to ask questions. Investors, brokers, analysts, and shareholders wishing to participate should call (800) 967-7185. For interested individuals unable to join the conference call, a replay of the call will be available through Friday, May 16, 2003, at (888) 203-1112 (Passcode 452887) or on our website, www.chartermac.com, through Tuesday, May 27, 2003.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, which is available in the Investor Relations section of the CharterMac website at www.chartermac.com.

About the Company

CharterMac is one of the nation's leading full-service multifamily finance companies, providing capital solutions to developers and owners of multifamily rental housing throughout the country. CharterMac's current revenue bond portfolio includes direct and indirect interests in revenue bonds secured by approximately 32,500 units of multifamily housing in 25 states and the District of Columbia.

For more information, please visit CharterMac's website at www.chartermac.com or contact the Shareholder Services Department directly at (800) 831-4826.

                            CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
                                          AND SUBSIDIARIES
                                     CONSOLIDATED BALANCE SHEETS
                                       (Dollars in Thousands)


                                                       =====================            ===================
                                                             March 31,                    December 31,
                                                                 2003                           2002
                                                       ----------------------           -------------------
                                                           (Unaudited)

ASSETS
Revenue bonds - at fair value                                  $1,551,808                       $1,579,590
Promissory notes, mortgages, receivable
   and other investments                                           80,245                           97,374
Cash and cash equivalents                                          74,922                           55,227
Other assets                                                      124,329                          120,677
                                                           --------------                   --------------

Total assets                                                   $1,831,304                       $1,852,868
                                                           ==============                   ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
   Financing arrangements                                     $   671,164                      $   671,659
   Notes payable                                                   71,349                           68,556
   Accounts payable, accrued expenses and
      other liabilities                                            28,776                           51,006
   Distributions payable                                           19,367                           19,020
   Deferred tax liability                                           9,586                           10,790
                                                           --------------                   --------------

Total liabilities                                                 800,242                          821,031
                                                           --------------                   --------------

Preferred shares of subsidiary (subject to mandatory
   repurchase)                                                    273,500                          273,500
                                                           --------------                   --------------

Minority interest in consolidated subsidiary                        5,718                            4,822
                                                           --------------                   --------------

Commitments and contingencies

Shareholders' equity:
   Beneficial owners' equity - convertible CRA share-
      holders (3,835,002 shares, issued and
      outstanding in 2003 and 2002, respectively)                  58,332                           58,174
   Beneficial owner's equity-Manager                                1,128                            1,126
   Beneficial owners' equity-other common shareholders
      (100,000,000 shares authorized; 41,228,527 issued
      and 41,220,127 outstanding and 41,168,618
      shares issued and 41,160,218 outstanding in
      2003 and 2002, respectively)                                606,867                          604,496
   Treasury shares of beneficial interest (8,400 shares)             (103)                            (103)
   Accumulated other comprehensive income                          85,620                           89,822
                                                           --------------                   --------------
Total shareholders' equity                                        751,844                          753,515
                                                           --------------                   --------------

Total liabilities and shareholders' equity                     $1,831,304                       $1,852,868
                                                           ==============                   ==============


                            CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
                                          AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENTS OF INCOME
                           (Dollars in thousands except per share amounts)
                                             (Unaudited)

                                                          ==========================================
                                                                     Three Months Ended
                                                                           March 31,
                                                          ------------------------------------------
                                                                  2003                    2002
                                                          ------------------------------------------
Revenues:
   Interest income:
      Revenue bonds                                        $       26,250             $       22,920
      Other interest income                                         1,018                        383
   Mortgage banking fees                                              941                      1,656
   Mortgage servicing fees                                          2,126                      1,853
   Other income                                                     1,586                      1,991
                                                           --------------             --------------
   Total revenues                                                  31,921                     28,803
                                                           --------------             --------------
Expenses:
   Interest expense                                                 3,816                      3,991
   Recurring fees relating to the Private Label
      Tender Option Program                                           963                        727
   Bond servicing                                                   1,015                        766
   General and administrative                                       6,039                      5,599
   Depreciation and amortization                                    1,687                      2,240
                                                           --------------             --------------
      Total expenses                                               13,520                     13,323
                                                           --------------             --------------
Income before gain (loss) on repayment of revenue bonds,
   gain on sales of loans and equity in earnings
   of ARCap                                                        18,401                     15,480

Equity in earnings of ARCap                                           555                        547
Gain on sale of loans                                               2,139                      3,287
Gain (loss) on repayment of revenue bonds                            (412)                     3,757
                                                           --------------             --------------
Income before allocation to preferred shareholders
   of subsidiary and minority interest                             20,683                     23,071

Income allocated to preferred shareholders of subsidiary           (4,724)                    (3,764)
Income allocated to minority interest                                 (28)                      (302)
                                                           --------------             --------------
Income before benefit (provision) for income taxes                 15,931                     19,005
Benefit (provision) for income taxes                                1,976                       (181)
                                                           --------------             --------------
Net Income                                                 $       17,907             $       18,824
                                                           ==============             ==============

Allocation of net income to:
   Special distribution to Manager                         $        1,411             $        1,088
                                                           ==============             ==============
   Manager                                                 $            2             $         177
                                                           ==============             ==============
   Common shareholders                                     $       15,089             $       16,707
   Convertible CRA shareholders                                     1,405                        852
                                                           --------------             --------------
      Total for shareholders                               $       16,494             $       17,559
                                                           ==============             ==============

Net income per share
   Basic                                                   $          .37             $          .45
                                                           ==============             ==============
   Diluted                                                 $          .37             $          .45
                                                           ==============             ==============

Weighted average shares outstanding :
   Basic                                                       45,013,292                 38,781,464
                                                           ==============             ==============
   Diluted                                                     45,070,595                 38,845,985
                                                           ==============             ==============


    Reconciliation of Net Income to Cash Available for Distribution ("CAD")
                (Dollars in thousands except per share amounts)


                                    ========================================
                                              Three Months Ended
                                                    March 31,
                                    ----------------------------------------
                                            2003                  2002
                                    ----------------------------------------

Net Income                            $       16,494        $       17,559
   Revenues-Amortization                         856                   435
   LIHTC guarantee fee                          (684)                    -
   Construction servicing fees                   (51)                    -
   Straight line yield                            20                   308
   Expenses-amortization                       1,687                 2,240
   Net gain on sale of loans
      and repayment
      of revenue bonds                        (1,400)               (7,370)
   Tax adjustment                             (1,976)                    -
Other, net                                     1,204                   986
                                     ---------------      ----------------
CAD (A)                               $       16,150        $       14,158
                                     ===============      ================


(A) CharterMac believes that Cash Available for Distribution ("CAD") is helpful to investors in measuring the performance of our Company and as an indicator of the ability of the Company to pay dividends. It is the primary measure used by our management in measuring the Company's performance and ability to pay dividends. CAD represents net income (computed in accordance with generally accepted accounting principles ("GAAP")), excluding gains and losses or sales of loans or repayment of revenue bonds, impairment losses and the effect of straight line revenue recognition of interest income on revenue bonds with fixed changes in interest rates, plus depreciation and amortization, plus cash fees received but deferred in accordance with GAAP. Fees recognized for CAD but deferred for GAAP purposes are generally earned over a period of time in connection with certain of our product lines, such as credit enhancement and yield guarantees.

There is no generally accepted methodology for computing CAD, and the Company's computation of CAD may not be comparable to CAD reported by other companies. CAD does not represent net cash provided by operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's performance, as an alternative to net cash provided from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indication of our ability to make cash distributions.



Certain statements in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements speak only as of the date of this press release. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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